UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2010

EBIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 281-2020

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to Vote of Security Holders

Ebix, Inc.’s (“Ebix” or the “Company”) held its Annual Meeting of Shareholders on November 17, 2010. Three proposals were brought before the meeting and all three were duly ratified. Below is a description of each proposal and the corresponding final voting results:

I.	The election, as directors,the following six nominated individuals:
a.	Hans U. Benz (FOR: 19,509,702; AGAINST: 1,144,979)
b.	Pavan Bhalla (FOR:20,564,343; AGAINST: 90,338)
c.	Neil D. Eckert (FOR: 17,643,677; AGAINST: 3,011,004)
d.	Rolf Herter (FOR: 20,565,651; AGAINST: 89,030)
e.	Hans Ueli Keller (FOR: 19,505,995; AGAINST: 1,148,686)
f.	Robin Raina (FOR: 20,499,473; AGAINST: 155,208)

Accordingly all six of the above named individuals were declared duly elected to serve as directors of the Company until the next annual meeting of shareholders or until their respective successors are qualified and elected.

II.	The ratification of the appointment of Cherry Bekaert & Holland as the Company’s independent registered certified public accounting firm for the year ending December 31, 2010. 30,575,875 votes were cast in favor of this proposal, while 173,727 shares were voted against and 87,730 shares abstained from voting on this proposal. Accordingly Cherry Bekaert & Holland has been duly ratified as the Company’s independent auditors for the year ending December 31, 2010.

III.	The approval of the 2010 Ebix Equity Incentive Plan. 13,496,906 votes were cast in favor of this proposal, while 7,090,493 shares were voted against and 67,282 shares abstained from voting on this proposal. Accordinly the 2010 Ebix Equity Incentive Plan has been duly ratified and adopted.

There was no other items of business raised during the meeting and the meeting was duly adjourned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

	By:	/s/ Robert Kerris

Robert Kerris
Chief Financial Officer
and Corporate Secretary
November 17, 2010